Exhibit 16.1

                                Ernst & Young LLP


                                 August 22, 2003



Securities & Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 of the Form 8-K dated August 22, 2003, of Emergisoft Holding, Inc. and are in agreement with the statements contained in paragraphs one through three on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                              Sincerely,



                                                              Ernst & Young LLP


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